EXHIBIT 99

AFFIDAVIT OF CHRIS J. COLUMBO

Chris J. Columbo, being duly sworn on his oath to tell the truth, avers as follows:

1.

I contacted the law firm Umeda Robbins September 13, 2010 for the purpose of obtaining additional information as a result of a press release published by that firm indicating that they were initiating an investigation regarding a tentative merger between Tara Gold Resources Corp. and Tara Minerals Corp.

2.

Upon contacting Umeda Robbins, Stephen Oddo, an attorney from that firm asked me if I wanted to participate in a large class action law suit to be filed September 27, 2010, against Tara Gold et al.

3.

After my conversation with Oddo, I received a contract dated September 17, 2010 and a copy of a complaint from Umeda Robbins.

4.

I never saw the complaint filed against Tara Gold et al. prior to when it was filed on September 15, 2010.

5.

I never consented to being a named Plaintiff against Tara Gold et al.

6.

I never signed or returned the aforementioned contract.

7.

On September 23, 2010 I called Oddo and told Oddo that I did not want to be a plaintiff in the lawsuit that Umeda Robbins filed.

8.

I was contacted on October 22, 2010 by Oddo for the purpose of obtaining the signed contract that was mailed to me previously.

9.

I once again told Oddo on October 22, 2010, that I did not want to participate solely in the law suit because I was satisfied with the performance of Tara Gold’s stock and that the filing of a lawsuit would only drop the price of Tara Gold’s stock.

FURTHER AFFIANT SAYETH NOT.

/s/ Chris J. Columbo

Chris J. Columbo

STATE OF GEORGIA

)

)ss

COUNTY OF CHEROKEE

)

Subscribed and sworn to before me this 9th day of May, 2011 by Chris J. Columbo.

WITNESS my hand and official seal.

/s/ Lauren Mandell

(SEAL)

Notary Public

My Commission expires:   August 28, 2012

Tara Gold 8-K Item  8.01 re 10-Q filing 5-31-11